EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                   COMPUTATION OF PRO FORMA NET LOSS PER SHARE


                                                             DECEMBER 31,     DECEMBER 31,    DECEMBER 31,
                                                            -------------------------------- ---------------
                                                                 1998             1998            1997
                                                            ---------------- --------------- ---------------

Net loss                                                      $     (3,827)     $   (22,294)     $    (10,949)
                                                              ============      ===========      ============

NET LOSS PER SHARE - BASIC

Weighted average common shares  - Basic                         12,947,795       12,946,624        10,056,690
                                                              ============      ===========      ============

Net loss per share - Basic                                    $      (1.30)     $     (1.72)     $      (1.09)
                                                              ============      ===========      ============


NET LOSS PER SHARE - DILUTED

Shares used in this computation:
  Weighted average common shares  - Basic                       12,947,795       12,946,624        10,056,690
                                                              ============      ===========      ============
  Dilutive effect of shares under employee stock plans(*)              -                -                 -
                                                              ------------      -----------      ------------
  Weighted average common shares - Diluted                      12,947,795       12,946,624        10,056,690
                                                              ============      ===========      ============

Net loss per share - Diluted                                  $      (1.30)     $     (1.72)     $      (1.09)
                                                            ================ =============== ===============


* Common stock equivalents were not included as their effect would be anti-dilutive.